LIMITED LIABILITY COMPANY AGREEMENT

                     OF CONNECTICUT LASER MANAGEMENT, L.L.C.
     Organized under the Delaware Limited Liability Company Act (the "Act").

                                   ARTICLE I.

                                NAME AND LOCATION

     Section  1.1.  Name.  The  name  of  this  limited   liability  company  is
Connecticut Laser Management, L.L.C. (the "Company").

         Section 1.2. Members. The only members of the Company upon the execution of this Limited Liability Company Agreement (this "Agreement") shall be Ken Moadel, M.D. ("Moadel"), and Prime RVC, Inc., a Delaware corporation ("Prime"). For purposes of this Agreement, the "Members" shall include such named members and any new members admitted pursuant to the terms of this Agreement, but does not include any person or entity who has ceased to be a member in the Company.

     Section 1.3. Principal Offices. The principal office of the Company shall be located at 1301 Capital of Texas Hwy., Suite C-300, Austin, Texas 78746-6550 and or at such other locations as may be selected by the Members.

     Section 1.4. Registered Agent and Address. The name of the registered agent and the address of the registered office of the Company as set forth in the Certificate of Formation of the Company are:

                                            The Corporation Trust Company
                                            1209 Orange Street
                                            Wilmington, Delaware 19801

     Section 1.5. Other Offices. Other offices and other locations for the transaction of business shall be located at such places as the Managers may from time to time determine.

         Section 1.6 Formation and Ownership. The Company was initially formed with a single member, Moadel. Moadel subsequently transferred a 60% Membership Interest in the Company to Prime RVC pursuant to a certain Assignment Agreement. This agreement supercedes and replaces any prior membership agreement or other governing or organizational document of the Company other than the Certificate of Formation.

         Section 1.7 Other Agreements. Prime RVC and Moadel each acknowledge that they are parties to a certain Contribution Agreement dated effective April 1, 2000, among Prime Medical Services, Inc., a Delaware corporation ("PMSI"), Prime, New York Laser Management, L.L.C., a Delaware limited liability company, Ken Moadel, M.D., P.C. d/b/a New York Eye Specialists, a New York professional corporation, and Moadel (the "Contribution Agreement"). Prime RVC and Moadel each acknowledge and agree that the Company is being formed as a result of the transactions consummated pursuant to the Contribution Agreement, and that the formation of the Company and the transaction of business by the Company shall not be deemed to alter, amend or terminate the Contribution Agreement or any other Transaction Document (as defined in the Contribution Agreement). Prime RVC and Moadel also acknowledge the existence and enforceability of (a) that certain Facility Development Agreement, entered into as of the date of this Agreement among the parties to the Contribution Agreement and the Company (the "Facility Development Agreement"), and (b) that certain Office and Equipment Use Agreement, entered into as of the date of this Agreement between the Company, Moadel and Ken Moadel, M.D., P.C., a Connecticut professional corporation (the "Office and Equipment Use Agreement"). Each of Prime RVC and Moadel agrees that this Agreement, the Facility Development Agreement, the Office and Equipment Use Agreement, and all other New Development Documents (as defined in the Facility Development Agreement) shall be deemed Transaction Documents for purposes of the Contribution Agreement.

                                   ARTICLE II.

                                   MEMBERSHIP

     Section 2.1. Members' Interests. The "Membership Interest" of each Member is set forth on Exhibit A.

         Section 2.2. Admission to Membership. The admission of new Members shall be only by the vote of the Managers pursuant to Section 8.9 hereof. If new Members are admitted, this Agreement shall be amended to reflect each Member's revised Membership Interest.

     Section 2.3. Property Rights. No Member shall have any right, title, or interest in any of the property or assets of the Company.

         Section 2.4. Liability of Members. No Member of the Company shall be personally liable for any debts, liabilities, or obligations of the Company, including under a judgment decree, or order of court, except as expressly provided otherwise in an agreement between the Member and the Company or another party.

         Section 2.5. Transferability of Membership. Except as provided below, Membership Interests in the Company are transferable only with the unanimous written consent of all Members. If such unanimous written consent is not obtained when required, the transferee shall be entitled to receive only the share of profits or other compensation by way of income and the return of contributions and distributions of available earnings to which the transferor Member otherwise would be entitled.

         Notwithstanding the foregoing, the following shall not be deemed to violate any provision of this Agreement (each, a "Permitted Transfer"): (i) the Membership Interests of Prime may be freely transferred, without consent, to any entity that is then owned or controlled, directly or indirectly, by PMSI (or its successor in interest), (ii) the Membership Interests of Prime (or any affiliate of Prime that is a Permitted Transferee of such Membership Interests) may be transferred pursuant to and in accordance with Section 8 of the Facility Development Agreement, (iii) the Membership Interests of any Member may be freely assigned, pledged or otherwise transferred, without consent, to secure any debt, liability or obligation owed to Prime by the Company, any Member or any entity affiliated with the Company, (iv) the Membership Interests of any Member may be freely assigned, pledged or otherwise transferred, without consent, in favor of the Lender(s) under, or by the Lender(s) as a result of the enforcement of any security interest arising pursuant to, those certain Credit Facilities (the "Credit Facilities") of PMSI and/or any of PMSI's subsidiaries,
(v) the pledge by Moadel of his right to receive distributions from the Company in respect of his Membership Interest, and (vi) the Membership Interests of Moadel may be transferred (A) to a trust or trusts (a "Permitted Trust") for the benefit of Moadel and/or members of Moadel's immediate family (including an entity owned by a Permitted Trust) but only where Moadel either controls the trust or retains during his lifetime the exclusive ability to vote the Membership Interests (pursuant to a written proxy or other instrument reasonably acceptable in form and substance to Prime), (B) to an entity (a "Permitted Entity") that is wholly-owned, directly or indirectly, by Moadel and/or members of Moadel's immediate family, but only where Moadel either controls the entity or retains during his lifetime the exclusive ability to vote the Membership Interests (pursuant to a written proxy or other instrument reasonably acceptable in form and substance to Prime), or (C) from a Permitted Trust or Permitted Entity to Moadel.

         In addition, after the expiration of the four (4) year period (the "Toll Period") immediately following the Closing Date (as such term is defined in the Facility Development Agreement), Moadel shall be entitled to give a two
(2) year notice of his intent to sell all or any portion of his Membership Interest at the expiration of the two (2) year notification period to one or more New York licensed ophthalmologists that are primarily engaged in Refractive Surgery and reasonably acceptable to Prime (and such transfer shall be a "Permitted Transfer"). Notwithstanding the foregoing, the Toll Period and the two (2) year notice requirements shall not apply if (a) the physician transferee of the Membership Interest being transferred by Moadel will own less than five percent (5%) of the total outstanding Membership Interests of the Company after the transfer, (b) the physician transferee is reasonably acceptable to Prime, and (c) the physician transferee executes both an exclusive use agreement and a non-compete agreement containing terms and provisions substantially similar to those contained in Section 9.2 and Section 9.3 of the Contribution Agreement, except that (i) the term of the non-compete agreement shall end one year after such transferee ceases its use of Newco's offices and equipment, and if such cessation of use occurs within three years of such transferee's receipt of the equity interest, then such transferee must forfeit the equity interest for no consideration and (ii) it shall not be necessary to include a provision requiring such physician to transferee devote his or her full business time and attention to rendering professional opthalmic and medical services for any period of time or in any location following such cessation of use by such physician transferee. If the recipient of the Membership Interest being transferred by Moadel will own more than five percent (5%) of the total outstanding Membership Interests of the Company (after the transfer), then, as a condition to any such transfer, the physician transferee must execute both an exclusive use agreement and a non-compete agreement containing terms and provisions substantially similar to those contained in Section 9.2 and Section
9.3 of the Contribution Agreement.

         As an express condition to any transfer by any Member or any transferee of any Member, the proposed transferee shall have agreed in writing, in form and substance reasonably satisfactory to the non-transferring Members, that such proposed transferee will be bound by all of the terms and provisions of this Agreement, the Facility Development Agreement, the Contribution Agreement and any other Transaction Document which by reasonable implication are applicable to the Membership Interest being transferred and not solely the transferring Member. Notwithstanding any other provisions of this Agreement, if Moadel dies or becomes incapacitated and can no longer manage his affairs, Moadel's executor, administrator, conservator, guardian, trustee, personal representative, or the holder of a power of attorney from Moadel may exercise all of the rights of Moadel under this Agreement, including the right to vote, to designate a Manager, and to receive distributions. In the event of Moadel's death, Moadel's Membership Interest shall transfer to, and this Agreement shall be binding upon (to the extent such provisions may be reasonably applied to a Member who is not a licensed ophthalmologist) and inure to the benefit of, Moadel's heirs or legatees, including, if applicable, to the beneficiaries of a Permitted Trust, whether by the laws of descent and distribution, operation of law or otherwise, each of whom shall be a Permitted Transferee of Moadel's Membership Interest.

         Section 2.6. Withdrawal of Members. Except in the case of Moadel's death or permanent disability, and without limiting a Member's ability to complete a Permitted Transfer, a Member may not withdraw as a Member from the Company except on the unanimous consent of the remaining Members. The terms of the Member's withdrawal shall be determined by agreement between the remaining Members and the withdrawing Member.

                                  ARTICLE III.

                                MEMBERS' MEETINGS

         Section 3.1. Time and Place of Meeting. All meetings of the Members shall be held at such time and at such place within or without the State of Delaware as shall be determined by the Managers.

         Section 3.2. Annual Meetings. In the absence of an earlier meeting at such time and place as the Managers shall specify, annual meetings of the Members shall be held at the principal office of the Company on the date which is thirty (30) days after the end of the Company's fiscal year if not a legal holiday, and if a legal holiday, then on the next full business day following, at 10:00 a.m., at which meeting the Members may transact such business as may properly be brought before the meeting.

     Section 3.3. Special Meetings. Special meetings of the Members may be called at any time by any Member. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

         Section 3.4. Notice. Written or printed notice stating the place, day and hour of any Members' meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than thirty (30) days before the date of the special meeting, either personally or by mail, by or at the direction of the person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered three (3) days after it is deposited in the United States mail, postage prepaid, to the Member at such Member's address as it appears on the records of the Company at the time of mailing.

         Section 3.5. Quorum. Members present in person or represented by proxy, holding more than fifty percent (50%) of the total votes which may be cast at any meeting shall constitute a quorum at all meetings of the Members for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the Members, the Members entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When any adjourned meeting is reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a quorum is constituted, the Members present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of Members as to leave less than a quorum.

         Section 3.6. Voting. Members shall be required to vote in instances or with respect to matters where member voting is required by applicable law or to the extent expressly set forth in this Agreement. With respect to any act or transaction that requires a vote by the Members under applicable law, the affirmative vote or written consent of two of the three Managers shall be required in order to approve the act or transaction, in each instance. Subject to the foregoing, when a quorum is present at any meeting, the vote of the Members, whether present or represented by proxy at such meeting, holding more than fifty percent (50%) of the total votes which may be cast at any meeting shall be the act of the Members, unless the vote of a different number is required by the Act, the Certificate of Formation or this Limited Liability Company Agreement. Each Member shall be entitled to one vote for each percentage point represented by their Membership Interest. Fractional percentage point interests shall be entitled to a corresponding fractional vote. The provisions of this Section shall not interfere with the provisions of Section 8.9 relating to acts or transactions requiring the written approval of two (2) or more Managers, one of which must be a Manager designated by Moadel.

         Section 3.7. Proxy. Every proxy must be executed in writing by the Member or by his duly authorized attorney-in-fact, and shall be filed with the Secretary of the Company prior to or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

         Section 3.8.  Action by Written  Consent.  Subject to the provisions of
Section 8.9, any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Members entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of Members.

         Section 3.9. Meetings by Conference Telephone. Members may participate in and hold meetings of Members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE IV.

                        MEMBERSHIP CAPITAL CONTRIBUTIONS

         Section 4.1. Capital Contributions. Each Member has contributed to the Company the assets set forth in Schedule A. Schedule A sets forth the fair market value of the assets contributed to the Company by each Member, which amount shall be credited to each Member's Capital Account as their initial capital contribution. Capital Accounts shall be maintained in accordance with Treasury Regulations 1.704-1(b) and -2 and shall be interpreted and applied in a manner consistent therewith. The Managers shall have the power to amend this Agreement as may be reasonably necessary to comply with such regulations. No capital contributions shall be required of any Member without the unanimous approval of all the Members to raise additional capital, and only then proportionately as to each Member.

         Section 4.2. Deficit Capital Account Balances. Upon liquidation of the Company, no Member with a deficit balance in his Capital Account shall have any obligation to restore such deficit balance, or to make any contribution to the capital of the Company.

         Section 4.3. Tax Matters Partner. The Managers shall designate one Manager by majority vote to act as the tax matters partner (the "TMP") of the Company (as defined in the Code), and the TMP is hereby authorized and required to represent the Company, or designate another person or firm to represent the Company, (in each case, at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The initial TMP shall be Teena Belcik. The Members agree to cooperate with the TMP and its designee, if any, and to do or refrain from doing any or all things reasonably required by the TMP or its designee, if any, to conduct such proceedings. The Company will reimburse the TMP and any such designee for all expenses incurred in connection with its duties as TMP and any costs associated with any administrative or judicial proceeding with respect to the tax liabilities of the Members.

                                   ARTICLE V.

                             DISTRIBUTION TO MEMBERS

         At the end of each calendar quarter, subject only to the qualifications and limitations set forth below, the Company shall, unless provided otherwise in accordance with Section 8.9(b) or Section 8.9(c), distribute its Available Excess Earnings (as hereinafter defined) to its members, to be divided among them in accordance with their Membership Interests as set forth on Exhibit A hereto. As used herein, "Available Excess Earnings" shall mean and refer to all cash and cash equivalents of the Company that would not be reasonably required in order to (a) satisfy all accounts payable and payment obligations of the Company that will become due in the ordinary course within thirty (30) days of the date of determination (assuming no receipt of additional cash or cash equivalents during such thirty (30) day period) or (b) establish adequate reserves to satisfy liabilities or obligations of the Company that are foreseen and can be reasonably estimated on the date of determination. Distributions in kind shall be made on the basis of agreed value as determined by the Managers pursuant to Section 8.9(b)(xvii). Notwithstanding the foregoing, the Company may not make a distribution to its Members in respect of their Membership Interests to the extent that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to the Members with respect to their interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the Company assets; except that the fair value of property that is subject to liability for which recourse of creditors is limited, shall be included in the Company assets only to the extent that the fair value of the property exceeds that liability. Notwithstanding the foregoing the Company may not make distributions to its Members in respect of their Membership Interests, other than required Quarterly Tax Distributions (as hereinafter defined), if amounts are owed under the rights of offset in Section 11.1 of the Facility Development Agreement.

         As long as no party other than PMSI or Prime is in default under the Facility Development Agreement or any other Transaction Document, then, to the extent that (but only to the extent that) the Company possesses the cash flow necessary (in the reasonable discretion of a majority of its managers) to pay its liabilities in the ordinary course consistent with past practices, the Company agrees to make quarterly estimates of its taxable income for the current tax year and, if not prohibited by law, distribute quarterly (the "Quarterly Tax Distributions") an amount that would cover the federal and state income taxes required to be paid by its members with respect such taxable income, based on each member's then current proportionate interest in the Company, assuming that all members pay income taxes on the Company's taxable earnings at a rate equal to the highest effective individual tax rate in effect from time to time; provided, further, that the Company shall determine its actual taxable income at the end of each taxable year and (A) if the Quarterly Tax Distributions in a given year should have been higher based on the amount of actual taxable income for that year, promptly distribute the amounts necessary to eliminate such deficiency or (B) if the Quarterly Tax Distributions in a given year should have been lower based on the amount of actual taxable income for that year, and amounts are owed under the Acquisition Line, withhold dollar for dollar from the first following Quarterly Tax Distribution, and then against subsequent Quarterly Tax Distributions in a like manner, the amounts necessary to eliminate such surplus.

                                   ARTICLE VI.

                      ALLOCATION OF NET PROFITS AND LOSSES

         For accounting and income tax purposes, all items of income, gain, loss, deduction and credit of the Company for any fiscal year shall be allocated between the Members in accordance with their respective Membership Interests as set forth on Exhibit A hereto, except as may be otherwise required by the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, in which case, the Members agree to restructure their relationship in a manner that preserves their respective economic benefits
intended  under  the  Facility  Development   Agreement  and  other  Transaction
Documents.

                                  ARTICLE VII.

                           DISSOLUTION AND WINDING UP

     Section 7.1. Dissolution. Notwithstanding any provision of the Act, the Company shall be dissolved only upon the first of the following to occur:

     (a) Forty (40) years from the date of filing the Certificate of Formation of the Company; or

     (b) Written consent of all the then current Members to dissolution.

                  (c) The bankruptcy of a Member, unless there is at least one remaining Member and such Member or, if more than one remaining Member, all remaining Members agree to continue the Company and its business.

     (d) The sale of all or substantially all of the assets of the Company.

         Section 7.2. Winding Up. In the event of dissolution of the Company, the Managers (excluding any Manager holding office pursuant to designation by a Member subject to bankruptcy proceedings) shall wind up the Company's affairs as soon as reasonably practicable. On the winding up of the Company, the Managers shall pay and/or transfer the assets of the Company in the following order:

     (a) In discharging liabilities (including loans from Members) and the expenses of concluding the Company's affairs; and

                  (b) The balance, if any, shall be distributed to the Members in accordance with the positive balances of the Members Capital Accounts. Upon dissolution and distribution of the Company assets, such distributed assets shall be deemed sold with the resulting net income or net loss being allocated among the Members and credited or debited to their respective Capital Accounts pursuant to Articles IV and VI.

                                  ARTICLE VIII.

                                    MANAGERS

         Section 8.1. Selection of Managers. Management of the Company shall be vested in the Managers. Initially, the Company shall have three (3) Managers, being Brad Hummel and Teena Belcik (as the initial Manager designees of Prime), and Ken Moadel, M.D. (as the initial Manager designee of Moadel). Thereafter, for so long as there are three (3) Managers, (a) Prime shall be entitled to designate two (2) of the Managers; and (b) Moadel shall be entitled to designate the remaining one (1) Manager. Notwithstanding the foregoing, a Member shall not be entitled to designate any Manager unless its Membership Interest: (y) has not (other than as allowed under Section 2.5 of this Agreement) been transferred, repurchased, assigned, pledged, hypothecated or in any way alienated; and (z) equals or exceeds the Required Percent (as defined in the Facility Development Agreement) of the aggregate Membership Interests (after including in such determination all Membership Interests held by the Permitted Transferees of such Member); provided, however, that the foregoing limitations shall not apply in the event the parties restructure their relationship pursuant to this Agreement in an effort to comply with any applicable law, rule or regulation that makes such restructuring necessary. Subject to Section 8.3 of this Agreement, the Members may, by unanimous vote of all Members, from time to time, change the number of Managers of the Company and remove or add Managers accordingly. A Manager shall serve as a Manager until his or her resignation or removal pursuant to Section 8.2 or 8.3 of this Article VIII. Managers need not be residents of the State of Delaware or Members of the Company.

         Section 8.2. Resignations. Each Manager shall have the right to resign at any time upon written notice of such resignation to the Members. Unless otherwise specified in such written notice, the resignation shall take effect upon the receipt thereof, and acceptance of such resignation shall not be necessary to make same effective. The Member who designated a resigning manager shall be entitled to designate the successor thereto without any further action by the Members or other Managers. If any action of the Members is required under applicable law, the Members agree to take such action and any other action as may be necessary from time to time to effectuate the provisions of this Section 8.2.

         Section 8.3. Removal of Managers. Any Manager may be removed, for or without cause, at any time, but only by the Member who designated such Manager, upon the written notice to all Members. The Member who designated such removed Manager shall be entitled to designate the successor without any further action by the Members or other Managers. If any action of the Members is required under applicable law, the Members agree to take such action and any other action as may be necessary from time to time to effectuate the provisions of this Section 8.3.

         Section 8.4. General Powers. Subject to the provisions of Section 8.9, the business of the Company shall be managed by its Managers, which may, by the vote or written consent in accordance with this Agreement, exercise any and all powers of the Company and do any and all such lawful acts and things as are not by the Act, the Certificate of Formation or this Limited Liability Company Agreement directed or required to be exercised or done by the Members, including, but not limited to, contracting for or incurring on behalf of the Company debts, liabilities and other obligations, without the consent of any other person, except as otherwise provided herein.

     Section 8.5. Place of Meetings. The Managers of the Company may hold their meetings, both regular and special, either within or without the State of Delaware.

         Section 8.6. Annual Meetings. The annual meeting of the Managers shall be held without further notice immediately following the annual meeting of the Members, and at the same place, unless by unanimous consent of the Managers that such time or place shall be changed.

     Section 8.7. Regular Meetings. Regular meetings of the Managers may be held without written notice at such time and place as shall from time to time be determined by the Managers.

     Section 8.8. Special Meetings. Special meetings of the Managers may be called by any Manager on seven (7) days notice to each Manager, with such notice to be given personally, by mail or by telecopy.

         Section 8.9.      Quorum and Voting.
                           -----------------

                  (a) At all meetings of the Managers the presence of at least two (2) Managers shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Managers, except as may be otherwise specifically provided by the Act, the Facility Development Agreement, the Certificate of Formation or this Agreement. If a quorum shall not be present at any meeting of Managers, the Managers present there may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

                  (b) In addition to the other provision contained in this Agreement requiring the unanimous vote of the Members or the consent of Moadel or Moadel's designated Manager, as long as Moadel is not in material breach of this Agreement, the Facility Development Agreement or any other Transaction Document (subject to any applicable right to cure), the following acts or transactions by, or involving, the Company shall require the prior written consent of two (2) or more Managers, one of which must be the Manager designee of Moadel; provided, however, that no written consent of any party is required under this subsection to take a particular action if (but only to the extent that) such action is required to be taken pursuant to the express terms and provisions of the Facility Development Agreement or any Transaction Document, provided further, that the provisions of this Section shall terminate automatically upon Moadel's Membership Interest dropping below the Required Percent of all outstanding Membership Interests:

     i. Purchase by the Company of any interest in the Company, irrespective of the source of such interest.

                           ii. Disposition, sale, assignment or other transfer by the Company of any interest it owns in the Company, except that such interest may be extinguished without the approval required under this Article.

     iii. Issuance of any interest in the Company to any party.

     iv. Hiring or changing the Company's accountants or legal counsel.

     v. The Company's entering into a materially different line of business.

     vi. Entering into a transaction or other action with any Manager, officer or Member, or affiliate thereof.

                           vii. Taking any other action which, by the terms of this Agreement or applicable law, requires the approval or consent of not less than sixty-six percent (66%) of the Members.

     viii. Any amendment to the Company's Certificate of Formation or this Agreement.

     ix. Mergers, consolidations or combinations of the Company with another limited liability company or other entity.

     x.       Filing bankruptcy or seeking relief under any debtor relief law.

                           xi. Sale, lease or other transfer of all or substantially all of the Company's assets, or any material amount of the Company's assets other than in the ordinary course of the Company's business.

                           xii. Electing or deciding upon the type of equipment to be acquired by Newco, but only to the extent such equipment is used in or materially relied on for the conduct of Refractive Surgery.

     xiii. Waiving, refusing to enforce, amending, restating, superseding or modifying any of the provisions of this Agreement or any Transaction Document.

     xiv. Election or removal of the Manager, if any, designated by Moadel pursuant to this Article.

                           xv. Not making any cash distributions to its Members that are required by this Agreement to be made, or making any distributions to its Members of cash or property that are prohibited under this Agreement.

     xvi. The determination to make, and the value of, any in kind distributions made pursuant to Article V.

     xvii. The granting by the Company of any license or permit to use any trade name or trademark associated with the Company business.

     (c) Any of the above actions taken by the Company without the necessary approval pursuant to Section 8.9(b) is void ab initio.

         Section 8.10. Committees. The Managers may, by resolution passed by sixty-six percent (66%) of the Managers, designate committees, each committee to consist of two or more Managers (at least one of which must be a Manager designee of Prime and one of which, must be a Manager designee of Moadel), which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Managers and shall keep regular minutes of their proceedings and report the same to the Managers when required.

         The foregoing paragraph notwithstanding, the Managers shall establish a Medical Executive Committee, the size and composition of which shall be established by the affirmative vote or written consent of two of the three Managers (one of whom must, as long as Moadel has not delivered the written notice described in Section 9.3(a) of the Contribution Agreement, be the Manager designee of Moadel). Members of the Medical Executive Committee must be licensed physicians, but need not be Members, Managers, or officers of the Company. The Medical Executive Committee shall meet at such time or times as it may, by majority vote of its members, elect and may adopt procedures for the conduct of its meetings. The Medical Executive Committee shall have authority and control over all nonprofessional medical aspects of the Company's business, and shall provide advice to the Managers on decisions relating to equipment purchases, technological obsolescence, quality assurance, credentialing, and such other matters as shall be requested by the Managers. The Medical Executive Committee shall have the authority to bind the Company only with respect to the medical aspects of the Company's business. The majority of the members of the Medical Executive Committee shall constitute a quorum for the transaction of its business and the affirmative vote of the majority of the members of the Medical Executive Committee shall constitute action validly taken by that body.

         Section 8.11. Compensation of Managers. The Members, by unanimous approval, shall have the authority to provide that any one or more of the Managers shall be compensated, and may, by unanimous approval, fix any compensation (which may include expenses) they elect to pay to any one or more of the Managers.

         Section 8.12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Managers or of any committee designated by the Managers may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the Managers or of such committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

         Section 8.13. Meetings by Conference Telephone. Managers or members of any committee designated by the Managers may participate in and hold a meeting of the Managers or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 8.14. Liability of Managers. No Manager of the Company shall be personally liable for any debts, liabilities, or obligations of the Company, including under a judgment, decree, or order of the court.

         Section 8.15. Specific Power of Managers. The Managers shall have the authority to enter into and execute all documents in relation to the formation of the Company including, but not limited to, issuance of the Certificate of Formation and this Limited Liability Company Agreement.

                                   ARTICLE IX.

                                     NOTICES

Section 9.1. Form of Notice. Whenever under the provisions of the Act, the Certificate of Formation or this Limited Liability Company Agreement notice is required to be given to any Manager or Member, and no provision is made as to how such notice shall be given, notice shall be given in writing and shall be deemed received (a) when delivered personally or by courier service to the relevant party at its address as set forth below or (b) if sent by mail, on the third (3rd) day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to the relevant party at its address indicated below:

Prime:                              1301 Capital of Texas Highway
                                    Suite C-300
                                    Austin, Texas 78746
                                    Attention: President
                                            Facsimile:  (512) 314-4398

with a copy to:                     Mr. Timothy L. LaFrey
                                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    816 Congress Avenue, Suite 1900
                                    Austin, Texas 78701
                                            Facsimile:  (512) 703-1111

Moadel:                    Ken Moadel, M.D.
                                    New York Eye Specialists
                                    16 East 53rd Street, 5th Floor
                                    New York, New York  10022
                                            Facsimile:  (212) 752-4730

                  Each party may change its address for purposes of this Section by proper notice to the other parties.

         Section 9.2. Waiver. Whenever any notice is required to be given to any Manager or Member of the Company under the provision of the Act, the Certificate of Formation or this Limited Liability Company Agreement, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before or after the time stated in such waiver, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE X.

                                    OFFICERS

         Any Manager may also serve as an officer of the Company. The Managers may designate one or more persons to serve as officers and may designate the titles of all officers. The initial officers of the Company shall be: Ken Shifrin, Chairman of the Board; Brad Hummel, President; Teena Belcik, Vice President, Secretary and Treasurer; and Ken Moadel, M.D., Vice President. The officers of the Company shall have powers commensurate with the corporate powers ordinarily designated with respect to such offices and as otherwise established by the Managers.

                                   ARTICLE XI.

                                    INDEMNITY

         Section 11.1. Indemnification. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the Company), by reason of the fact that such person is or was a manager, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, employee benefit plan, other enterprise, or other entity, against all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys' fees and court costs) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article XI. The right to indemnification under this Article XI shall be a contract right and shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of members or disinterested managers or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any repeal or amendment of this Article XI by the Managers (pursuant to Section 8.9 hereof) or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment. Furthermore, subject only to a Manager's indemnification obligations (if any) under the any Transaction Document, and any applicable statutory limitations, Newco agrees that it shall not bring any action, suit or proceeding against any Manager except for intentional misconduct by such Manager.

         Section 11.2. Indemnification Not Exclusive. The rights of indemnification and reimbursement provided for in this Article XI shall not be deemed exclusive of any other rights to which any such Manager, officer, employee or agent may be entitled under the Certificate of Formation, this Limited Liability Company Agreement, agreement or vote of Members, or as a matter of law or otherwise.

         Section  11.3.  Other  Indemnification  Clauses.   Notwithstanding  the
foregoing, this Article XI shall not be construed to contradict the indemnification provision of the Facility Development Agreement. Notwithstanding anything contained herein, this Article XI shall be ineffectual and shall not permit or require indemnification for all, or any, losses, costs, liabilities, claims or expenses arising, directly or indirectly, from any action or omission permitting or requiring indemnification under the Facility Development Agreement; and in no event may any indemnity be allowed under this Agreement or pursuant to any provision of the Act for an amount paid or payable pursuant to the indemnification provisions of the Facility Development Agreement.

                                  ARTICLE XII.

                                  MISCELLANEOUS

     Section 12.1. Fiscal Year. The fiscal year of the Company shall be the calendar year.

     Section 12.2. Records. At the expense of the Company, the Managers shall maintain records and accounts of all operations of the Company. At a minimum, the Company shall keep at its principal place of business the following records:

     (a) A current list of the full name, last known mailing address and Membership Interest of each Member;

     (b) A current list of the full name and business or residence address of each Manager;

                  (c) A copy of the Certificate of Formation and Limited Liability Company Agreement of the Company, and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any of the foregoing were executed;

     (d) Copies of the Company's federal, state and local income tax or information returns and reports, if any, for the six most recent tax years; and

     (e) Correct and complete books and records of account of the Company.

         Section 12.3. Seal. The Company may by resolution of the Managers adopt and have a seal, and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Any officer of the Company shall have authority to affix the seal to any document requiring it.

         Section 12.4. Agents. Every Manager and Officer is an agent of the Company for the purpose of the business. The act of a Manager or Officer, including the execution in the name of the Company of any instrument for carrying on in the usual way the business of the Company, binds the Company; provided, however, if such act requires the approval of the Members or the Managers, such approval has first been obtained.

         Section 12.5. Checks. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Company shall be signed by such officer, officers, agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Managers. In the absence of such determination by the Managers, such instruments shall be signed by the Treasurer or the Secretary and countersigned by the President or a Vice President of the Company, if the Company has such officers.

     Section 12.6. Deposits. Subject to the provisions of Section 8.9(b)(v), all funds of the Company shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Managers may select.

     Section 12.7. Annual Statement. The Managers shall present at each annual meeting a full and clear statement of the business and condition of the Company.

         Section 12.8. Financial Statements. As soon as practicable after the end of each fiscal year of the Company, a balance sheet as at the end of such fiscal year, and a profit and loss statement for the period ended, shall be distributed to the Members, along with such tax information (including all information returns) as may be necessary for the preparation of each Member of its federal, state and local income tax returns. The balance sheet and profit and loss statement referred to in the previous sentence may be as shown on the Company's federal income tax return.

         Section 12.9. Binding Arbitration. Any controversy between the Members regarding this Agreement or any other Transaction Document, any claims arising out of any breach or alleged breach of this Agreement or any other Transaction Document, and any claims arising out of the relationship between the Members created hereunder, shall be submitted to binding arbitration by all Members involved in accordance with the procedures for arbitration contained in the Facility Development Agreement.

         Section 12.10. Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Any party hereto may execute this Agreement by signing any one counterpart.

                                  ARTICLE XIII.

                                   AMENDMENTS

         Section 13.1. Amendments. Except to the extent expressly provided otherwise herein, this Agreement may only be altered, amended or repealed and a new limited liability company agreement may only be adopted only in accordance with the provisions of Section 8.9 by the Members at any regular meeting of the Members or at any special meeting of the Members called for that purpose, or by execution of a written consent in accordance with the provisions of Section 3.8.

         Section 13.2. When Limited Liability Company Agreement Silent. It is expressly recognized that when the Limited Liability Company Agreement is silent or in conflict with the requirements of the Act as to the manner of performing any Company function, the provisions of the Act shall control.

         Section 13.3. Integration with Facility Development Agreement. To the extent of any inconsistency between the provisions of the Facility Development Agreement and this Agreement, the terms and provisions of the Facility Development Agreement shall control. Accordingly, no Member or Manager shall be deemed to have breached any fiduciary duty owed to any other Member or the Company as a result of investing in, acquiring or developing any office location, business or operations that are related or similar to, or in direct competition with, the Company's business if such act or transaction is allowed or not prohibited by the provisions of Article VIII of the Facility Development Agreement, or the termination of such provisions.

                            [Signature page follows]

                                SIGNATURE PAGE TO
                       LIMITED LIABILITY COMPANY AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                         --------------------------------
                                         Ken Moadel, M.D.




                                         Prime RVC, Inc.

                                         Teena Belcik, Treasurer

                                    EXHIBIT A

                               OWNERSHIP INTERESTS

Name              Contribution              Agreed Value    Membership Interest

Prime             Assets and                        65%            65%
                  other property

Moadel            Assets and                        35%            35%
                  other property